EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF THE COMPANY

Name of Subsidiary                                   State of Incorporation

Analytical Biosystems Corporation                    Delaware

NTBM Billing Services, Inc.                          Delaware

SPO Medical Equipment Ltd.                           Israel